Exhibit 99.2

Callan JMB Announces Closing of $5.12 Million Initial Public Offering

SPRING BRANCH, Texas, February 6, 2025 – Callan JMB Inc. (NASDAQ: CJMB) (“Callan” or the “Company”), an integrative logistics company empowering the healthcare industry and emergency management agencies through exceptional fulfillment, storage, monitoring, and cold chain logistics services, today announced the closing of its previously announced initial public offering (the “Offering”) of 1,280,000 shares (the “Shares”) of common stock (“Common Stock”) at an initial public offering price of $4.00 per Share for a total of approximately $5,120,000 of gross proceeds to the Company before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, Callan has granted the underwriters a 45-day option to purchase, at the public offering price, up to an additional 192,000 shares of Common Stock at the public offering price, less the underwriting discounts and commissions.

The shares began trading on the Nasdaq Capital Market on February 5, 2025, under the ticker symbol “CJMB”. The Company intends to use the net proceeds of the Offering primarily for sales support, marketing, customer expansion and general corporate purposes, including working capital.

Alexander Capital, L.P. (“Alexander”) acted as the managing underwriter and sole book runner for the Offering. Paulson Investment Company, LLC and Bancroft Capital, LLC acted as co-managers for the Offering. Sichenzia Ross Ference Carmel LLP served as counsel to the Company, and Sullivan & Worcester LLP served as counsel to Alexander in connection with the Offering.

A registration statement on Form S-1, as amended (File No. 333-282879), relating to the Shares described above was filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective on February 4, 2025. The Offering was made only by means of a prospectus. A copy of the final prospectus relating to the Offering may be obtained from Alexander Capital, L.P., via email: info@alexandercapitallp.com, or by calling +1 (212) 687-5650, or by standard mail at Alexander Capital L.P., 10 Drs James Parker Blvd, Suite 202 Red Bank, New Jersey 07701, Attention: Equity Capital Markets. In addition, a copy of the final prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations, or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Callan JMB

Callan JMB is an integrative logistics company empowering the healthcare industry and emergency management agencies through exceptional fulfillment, storage, monitoring, and cold chain logistics services to secure medical materials and protect patients and communities with compliant, safe, and effective medicines. Our combined expertise in supply chain logistics, thermodynamics, biologics, inventory management, regulatory compliance and emergency preparedness is unparalleled in the industry. We offer excellence in client experience with customizable interfaces, next-level reliability in shipping and environmental sustainability in our specialty packaging.

Forward Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Registration Statement Under the Securities Act of 1933 on Form S-1, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

CallanJMB@kcsa.com

212.896.1254